Registration No. 333-165400

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

IMAX CORPORATION

(Exact name of Registrant as specified in its charter)

Canada	98-0140269
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2525 Speakman Drive, Mississauga, Ontario, Canada L5K 1B1 (905) 403-6500	110 E. 59th Street, Suite 2100 New York, New York, USA 10022 (212) 821-0100

(Address and telephone number of Registrant’s principal executive offices)

IMAX CORPORATION AMENDED & RESTATED STOCK OPTION PLAN

(Full title of the plans)

IMAX U.S.A. Inc.

110 E. 59th Street, Suite 2100

New York, NY 10022

(212) 821-0100

(Name, address and telephone number of agent for service)

Copies to:

Doreen E. Lilienfeld, Esq.

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022

(212) 848 7171

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer or a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Part I

EXPLANATORY NOTE

IMAX Corporation (the “Registrant”) is hereby filing this Post-Effective Amendment No.1 to Registration Statement on Form S-8 filed on March 11, 2010 (File No. 333-165400) (the “Registration Statement”) to deregister certain shares of the Registrant’s common stock relating to shares that were registered for issuance under the Imax Corporation Amended and Restated Stock Option Plan (the “Plan”).

The Registration Statement registered 5,444,180 shares under the Plan.

The Registrant is filing this Post-Effective Amendment in order to remove from registration 1,546,537 unused shares under the Plan. The Registration Statement will remain in effect, however, to cover the potential issuance of shares pursuant to outstanding awards granted under the Plan.

Part II

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on June 12, 2013.

IMAX CORPORATION

By:	/s/ Richard L. Gelfond
Name:	Richard L. Gelfond
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard L. Gelfond Name: Richard L. Gelfond	Chief Executive Officer and Director (Principal Executive Officer)	June 12, 2013

/s/ Joseph Sparacio Name: Joseph Sparacio	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	June 12, 2013

/s/ Jeffrey Vance Name: Jeffrey Vance	Senior Vice-President, Finance & Controller (Principal Accounting Officer)	June 12, 2013

* Name: Bradley J. Wechsler	Chairman of the Board and Director

* Name: David W. Leebron	Director

* Name: Garth M. Girvan	Director

* Name: Marc A. Utay	Director

By	* /s/ Richard L. Gelfond
Richard L. Gelfond
(as attorney-in-fact)

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, this Registration Statement has been signed on behalf of the Registrant by the undersigned, solely in their capacity as the duly authorized representatives of IMAX Corporation in the United States, in the City of New York, State of New York, on June 12, 2013.

IMAX U.S.A. INC.

By:	/s/ G. Mary Ruby

Name: G. Mary Ruby

Title: President

By:	/s/ Robert D. Lister

Name: Robert D. Lister

Title: Vice President

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